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                                                                    EXHIBIT 5.13

January 24, 2006.

VIA EDGAR

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

RE:   NOVAGOLD RESOURCES INC. (THE "COMPANY")
      REGISTRATION STATEMENT ON FORM F-10 - CONSENT OF EXPERT

In connection with the Company's registration statement on Form F-10 originally dated January 24, 2006, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended (the "Registration Statement"), I, Robert Prevost, hereby consent to the use of my name in connection with references to my involvement in the preparation of an internal resource estimate (the "Resource Estimate") that was reported on March 14, 2000, relating to the Rock Creek project, and to references to the Resource Estimate, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of information derived from the Resource Estimate in the Registration Statement.

Yours truly,

/s/ Robert Prevost

Robert Prevost